Exhibit 4(b)

                              ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT made this 3rd day of November, 1993 (the "Assumption Agreement"), by and between Mutual of America Life Insurance Company, a New York mutual life insurance company (the "Insurance Company") and Mutual of America Capital Management Corporation, a Delaware corporation (the "Adviser").

                               W I T N E S S E T H

      WHEREAS, Mutual of America Investment Corporation, a Maryland corporation (the "Investment Company"), is engaged in business as a diversified open-end management company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act"); and

      WHEREAS, the Investment Company is comprised of seven separate Funds, each of which pursues its investment objective through separate investment policies; and

      WHEREAS, the Insurance Company, as investment adviser, entered into an investment advisory agreement dated April 20, 1993, with the Investment Company (the "Investment Advisory Agreement"); and

      WHEREAS, the Adviser renders advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

      WHEREAS, the Adviser wishes to assume the obligations of the Insurance Company under the Investment Advisory Agreement; and

      WHEREAS, the Insurance Company wishes to assign its rights under the Investment Advisory Agreement to the Adviser; and

      WHEREAS, the Investment Company wishes to accept and agree to the provisions of the Assumption Agreement; and

      WHEREAS, pursuant to Rule 2a-6 under the Investment Company Act, the provisions of the Assumption Agreement will not be deemed an assignment under the Investment Company Act;

      NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Insurance Company and the Adviser agree as follows:

      1. The Adviser hereby assumes all of the obligations of the Insurance Company under the Investment Advisory Agreement.

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      2. The  Insurance  Company  hereby  assigns  all of its  rights  under the
Investment Advisory Agreement to the Adviser.

      3. The provisions hereof are deemed not to be an assignment under Section 9 of the Investment Advisory Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed as of the day and year first above written.

                                       MUTUAL OF AMERICA LIFE INSURANCE
                                                    COMPANY

                                             /s/ Richard J. Ciecka
                                       --------------------------------


                                      MUTUAL OF AMERICA CAPITAL MANAGEMENT
                                                 CORPORATION

                                             /s/ Frederick S. Hammer
                                       --------------------------------


The foregoing  Assumption  Agreement
is accepted and agreed to as of
the 3rd day of November, 1993.

MUTUAL OF AMERICA INVESTMENT
     CORPORATION

     /s/ Dolores J. Morrissey
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